                               SCHEDULE 14A
                              (RULE 14A-101)
                  INFORMATION REQUIRED IN PROXY STATEMENT

                         SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                           EXCHANGE ACT OF 1934

          Filed by the Registrant    [X]

          Filed by a Party other than the Registrant    [ ]

          Check the appropriate box:

          [X]  Preliminary Proxy Statement

          [ ]  Definitive Proxy Statement

          [ ]  Definitive Additional Materials

          [ ]  Soliciting Material pursuant to Rule 14a-11(c) or Rule
               14a-12

          [ ] Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

                      CHEMICAL FINANCIAL CORPORATION
---------------------------------------------------------------------------
             (Name of Registrant as Specified in Its Charter)


---------------------------------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 [X]  No fee required.

 [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
      0-11.

      (1)  Title of each class of securities to which transaction applies:
      --------------------------------------------------------------------
      (2)  Aggregate number of securities to which transaction applies:
      --------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      --------------------------------------------------------------------

      (4)  Proposed maximum aggregate value of transaction:
      --------------------------------------------------------------------
      (5)  Total fee paid:
      --------------------------------------------------------------------

 [ ]  Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount previously paid:
      --------------------------------------------------------------------
      (2)  Form, Schedule or Registration Statement No.:
      --------------------------------------------------------------------
      (3)  Filing party:
      --------------------------------------------------------------------
      (4)  Date filed:
      --------------------------------------------------------------------

MARCH 6, 1998





                   [CHEMICAL FINANCIAL CORPORATION LOGO]

                           333 EAST MAIN STREET
                          MIDLAND, MICHIGAN 48640


                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD APRIL 20, 1998



TO THE HOLDERS OF COMMON STOCK:

     The annual meeting of shareholders of CHEMICAL FINANCIAL CORPORATION ("Chemical") will be held on MONDAY, APRIL 20, 1998 at 2:00 p.m. (local time) at the Midland Center for the Arts, 1801 W. St. Andrews Drive, Midland, Michigan, at which meeting the shareholders will (i) elect a board of eight directors; (ii) vote upon approval of an amendment to the Restated Articles of Incorporation to increase the number of authorized shares of Common Stock; (iii) vote upon approval of an amendment to the Restated Articles of Incorporation to change the par value of Common Stock; and (iv) transact any other business that may properly be brought before the meeting.

     You are invited to attend the meeting and, even though you sign and return the enclosed proxy, you may vote your stock in person if you are present at the meeting.

     The Board of Directors has fixed the close of business on February 20, 1998 as the record date for the determination of holders of Common Stock entitled to notice of and to vote at the meeting and any adjournment of the meeting. The following Proxy Statement and enclosed form of proxy are being furnished to holders of Chemical Common Stock on and after March 6, 1998.

                              By Order of the Board of Directors

                              /s/David B. Ramaker
                              David B. Ramaker
                              Secretary


      It is important that your shares be represented at the meeting.
                 even if you expect to attend the meeting,
             PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.

PROXY STATEMENT

                      ANNUAL MEETING OF SHAREHOLDERS
                      CHEMICAL FINANCIAL CORPORATION
                              APRIL 20, 1998


     The enclosed proxy is being solicited by the Board of Directors of Chemical Financial Corporation ("Chemical" or the "Corporation"). This Proxy Statement and the enclosed proxy are being furnished to holders of Chemical Common Stock, $10 par value ("Common Stock"), on and after March 6, 1998, for use at the annual meeting of Chemical shareholders to be held on April 20, 1998 and any adjournment of that meeting. The annual meeting will be held at the Midland Center for the Arts, 1801 W. St. Andrews Drive, Midland, Michigan at 2:00 p.m. local time.

     Solicitation of proxies will be made initially by mail. Directors, officers and employees of Chemical and its subsidiaries may also solicit proxies in person, by telephone or by electronic communication without additional compensation. Proxies may be solicited by nominees and other fiduciaries who may mail materials to, or otherwise communicate with, the beneficial owners of Common Stock held by them. All expenses of solicitation of proxies will be paid by Chemical.

     Shareholders of record of the Corporation's Common Stock at the close of business on February 20, 1998 will be entitled to notice of and to vote at the annual meeting of shareholders on April 20, 1998 and any adjournment of that meeting. As of February 20, 1998, there were 10,767,000 shares of Common Stock issued and outstanding. Representation of the holders of a majority of the shares of Common Stock outstanding at the record date is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Each share of Common Stock is entitled to one vote on each matter presented for shareholder action.

     The shares represented by the enclosed proxy will be voted at the annual meeting and any adjournment of that meeting if the proxy is properly signed and returned to Chemical prior to the date of the meeting. A proxy may be revoked at any time prior to its exercise by written notice delivered to the Secretary of the Corporation or by attending and voting at the annual meeting. The shares represented by each proxy will be voted in accordance with the specifications of the shareholder. If the shareholder does not specify a choice, the shares represented by the proxy will be voted "FOR" the election of all nominees listed in this Proxy Statement as directors, "FOR" approval of the proposal to amend the Corporation's Restated Articles of Incorporation to increase the authorized capital stock from 15,000,000 shares to 18,000,000 shares, "FOR" approval of the proposal to amend the Corporation's Restated Articles of Incorporation to change the par value of the authorized capital stock from $10 per share to $1 per share and in accordance with the judgment of the persons named as proxies on any other matter that may come before the meeting.

     The 1997 Annual Report of the Corporation, including financial statements, is enclosed with this Proxy Statement. A COPY OF THE CORPORATION'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE YEAR 1997, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, WILL BE PROVIDED, WITHOUT CHARGE, TO ANY SHAREHOLDER UPON WRITTEN REQUEST. REQUESTS SHOULD BE MADE IN WRITING ADDRESSED TO LORI A. GWIZDALA, CHIEF FINANCIAL OFFICER, CHEMICAL FINANCIAL CORPORATION, 333 EAST MAIN STREET, MIDLAND, MICHIGAN 48640.


                           ELECTION OF DIRECTORS

     The Board of Directors has nominated the individuals listed below for election as directors of the Corporation to serve until the next annual meeting of shareholders or until their successors are elected and qualified. The proposed nominees are willing to be elected and to serve. In the event that any nominee is unable to serve or is otherwise unavailable for election, which is not contemplated, the incumbent Chemical Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the person so selected. If a substitute nominee is not selected, all proxies will be voted for the election of the remaining nominees. Proxies will not be voted for a greater number of persons than the number of nominees named in this Proxy Statement. A plurality of the shares represented and voted at the meeting is required to elect directors. For the purpose of counting votes on the election of directors, abstentions, broker non-votes and other shares not voted will not be counted as shares voted, and the number of votes of which a plurality is required will be reduced by the number of shares not voted. Each nominee is currently a member of the Board of Directors. Each nominee was elected at the Corporation's prior annual shareholders' meeting held April 21, 1997, except for Mr. Moore who was appointed a director effective January 20, 1998.

               YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                   ELECTION OF ALL NOMINEES AS DIRECTORS


     Biographical information concerning each nominee for election to the Board of Directors is presented below. Unless otherwise indicated, each nominee has had the same principal occupation for more than five years. In this Proxy Statement, "Chemical Bank" means Chemical Bank and Trust Company in Midland, Michigan, the Corporation's principal banking subsidiary.

                           NOMINEES FOR ELECTION
                              TO SERVE UNTIL
                THE ANNUAL MEETING OF SHAREHOLDERS IN 1999

JAMES A. CURRIE, age 39, has been a director of the Corporation since August 1993 and is a member of the Audit and Compensation Committees. Mr. Currie is a certified teacher and, over the past five years, has served in this capacity in a number of school districts in the Lansing, Michigan area. During this period, Mr. Currie also pursued a Masters Degree in Special Education at Michigan State University, which he obtained in December 1994. Mr. Currie has served as a director and member of various committees of Chemical Bank since February 1992.

MICHAEL L. DOW, age 63, has served as a director of the Corporation since April 1985 and is Chairman of the Audit and a member of the Pension and Compensation Committees. Mr. Dow is Chairman of the Board and owner of General Aviation, Inc. in Lansing, Michigan, a provider of aviation related services. Mr. Dow was elected to the Board of Directors of The Dow Chemical Company in January 1988. Mr. Dow has served as a director and member of various committees of Chemical Bank since February 1982.

TERENCE F. MOORE, age 54, has served as a director of the Corporation since January 20, 1998 and is a member of the Audit Committee. Mr. Moore has been the President and Chief Executive Officer of MidMichigan Health, in Midland, Michigan since 1982. MidMichigan Health is a health care organization operating three hospitals, two nursing homes and seven other health care subsidiaries in central and northern Michigan. Mr. Moore is also a director of the Michigan Molecular Institute. Mr. Moore has served as a director and member of various committees of Chemical Bank since February 1991 and as a director of CFC Data Corp, the Corporation's data processing subsidiary, since June 1995.

ALOYSIUS J. OLIVER, age 57, has served as Chief Executive Officer,
President and a director of the Corporation since January 1997 and as Executive Vice President and Secretary from January 1985 to December 1996. Mr. Oliver joined the Corporation from Chemical Bank in January 1985. Mr. Oliver joined Chemical Bank in 1957 and served in various management capacities. Mr. Oliver became Vice President and Cashier of Chemical Bank in 1975, Secretary of the Board of Directors in 1979 and Senior Vice President in 1981. Mr. Oliver was elected to the Board of Directors of Chemical Bank in August 1996. Mr. Oliver serves as a director and member of various committees of the Corporation's subsidiaries, as follows: Chemical Bank Michigan (also Chairman), Chemical Bank Key State, Chemical Bank South and CFC Data Corp (also President and Treasurer), all of which are wholly-owned subsidiaries of the Corporation.

ALAN W. OTT, age 66, has served as Chairman of the Board since April 1994 and a director of the Corporation since October 1973. Mr. Ott was Chief

Executive Officer and President from October 1973 until his retirement on December 31, 1996. Mr. Ott was Treasurer from May 1987 through April 1994. Mr. Ott is a member of the Pension Committee. Mr. Ott is also Chairman of the Board of Directors of Chemical Bank and a director of Chemical Bank Thumb Area, a wholly-owned subsidiary of the Corporation. Mr. Ott joined Chemical Bank as Cashier in 1962, became a Vice President in 1964, President and Chief Executive Officer in 1972 and Chairman of the Board and Chief Executive Officer in 1986. He has served as a director of Chemical Bank since 1969 and a director of Chemical Bank Thumb Area since May 1996. Mr. Ott retired as Chief Executive Officer of Chemical Bank on December 31, 1996. During the last five years, Mr. Ott has also served as a director and member of various committees of all of the Corporation's other subsidiaries. Mr. Ott is a director of the Michigan Molecular Institute, a director of the Economic Development Corporation of the County of Midland and a trustee of Albion College.

FRANK P. POPOFF, age 62, has served as a director of the Corporation since February 1989 and is a member of the Audit and Chairman of the Pension and Compensation Committees. Mr. Popoff is Chairman of the Board of Directors of The Dow Chemical Company in Midland, Michigan, a diversified manufacturer of chemicals and performance products, plastics, hydrocarbons and energy, and consumer specialty products. Mr. Popoff joined The Dow Chemical Company in 1959 and has served in senior positions in sales, marketing, operations and business management, including responsibilities for international areas of the company. Mr. Popoff was named President of Dow Europe in 1981, became a Vice President in 1984, Executive Vice President in 1985, President and Chief Executive Officer in 1987 and Chairman of the Board of Directors in December 1992. He was elected to the Board of Directors of The Dow Chemical Company in 1982. Mr. Popoff is also a director of the Michigan Molecular Institute, American Express Company, US WEST, Inc. and United Technologies Corporation. Mr. Popoff has served as a director and member of various committees of Chemical Bank since July 1985.

LAWRENCE A. REED, age 58, has served as a director of the Corporation since December 1986 and is a member of the Audit and Compensation Committees. Mr. Reed retired in 1992 after serving as President of Dow Corning Corporation, a diversified company specializing in the development, manufacture and marketing of silicones and related silicon-based products. Mr. Reed joined Dow Corning Corporation in 1964 and served in various senior management positions, including Vice President and Chief Financial Officer and President and Chief Executive Officer. Mr. Reed has served as a director and member of various committees of Chemical Bank since December 1981.

WILLIAM S. STAVROPOULOS, age 58, has been a director of the Corporation since August 1993 and is a member of the Audit, Pension and Compensation Committees. Mr. Stavropoulos is President and Chief Executive Officer of The Dow Chemical Company, a diversified manufacturer of chemicals and performance products, plastics, hydrocarbons and energy, and consumer specialty products. Mr. Stavropoulos joined The Dow Chemical Company in 1967 and has served in various senior management positions. Mr. Stavropoulos was named President of Dow Latin America in 1984, Group Vice President in 1987, Vice President in 1990, President of Dow U.S.A. in 1990, Senior Vice President in 1991, President and Chief Operating Officer in 1993 and Chief Executive Officer in November 1995. He was elected to the Board of Directors of The Dow Chemical Company in 1990. Mr. Stavropoulos is also a director of Dow Corning Corporation, NCR Corporation and Bell South Corporation. Mr. Stavropoulos has served as a director and member of various committees of Chemical Bank since April 1992.


            AMENDMENT OF THE RESTATED ARTICLES OF INCORPORATION
        TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors proposes to amend Article III of the Corporation's Restated Articles of Incorporation to increase the Corporation's authorized capital stock from 15,000,000 shares of Common Stock to 18,000,000 shares of Common Stock. The purpose of the amendment is to provide additional shares for future issuance.

     As of February 6, 1998, 10,774,463 authorized shares of Common Stock were issued and outstanding. The Board of Directors believes that it is advisable to have the additional authorized shares available for possible future stock splits and dividends, employee benefit plans, equity-based acquisitions and other corporate purposes that might be proposed in the future. The Board of Directors has authorized the issuance of shares for such purposes in the past. However, the Corporation has no present plans or proposals to issue shares that would be authorized by the proposed amendment.

     Management continues to seek favorable acquisition opportunities. It has in the past had, and anticipates that it will from time to time in the future have, discussions with other organizations that might be interested in being acquired. Authorized but unissued shares of Common Stock, or funds raised in a public offering of shares, may be used for these purposes.

     All of the additional shares resulting from the increase in the number of authorized shares of the Corporation's Common Stock would be of the same class, with the same dividend, voting and liquidation rights, as the shares of Common Stock presently outstanding. Shareholders have no preemptive rights to acquire shares issued by the Corporation under its existing

Restated Articles of Incorporation, and shareholders would not acquire any such rights with respect to such additional shares under the proposed amendment to the Corporation's Restated Articles of Incorporation. Under some circumstances, issuance of additional shares of Common Stock could dilute the voting rights, equity and earnings per share of existing shareholders.

     If the proposed amendment is adopted, the newly authorized shares would be unreserved and available for issuance. No further shareholder authorization would be required prior to the issuance of such shares by the Corporation.

     This increase in authorized but unissued Common Stock could be considered an anti-takeover measure because the additional authorized but unissued shares of Common Stock could be used by the Board of Directors to make a change in control of the Corporation more difficult. The Board of Directors' purpose in recommending this proposal is not as an anti-takeover measure, but for the reasons discussed above.

     Article III of the Corporation's Restated Articles of Incorporation would be amended to change the number of authorized shares of Common Stock from 15,000,000 shares to 18,000,000 shares.

     The affirmative vote of holders of a majority of the outstanding shares entitled to vote at the annual meeting is required to approve the proposed amendment to the Corporation's Restated Articles of Incorporation. For the purpose of counting votes on this proposal, abstentions, broker non-votes and other shares not voted have the same effect as a vote against the proposal.

               YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
              APPROVAL OF THE AMENDMENT TO THE CORPORATION'S
                    RESTATED ARTICLES OF INCORPORATION


            AMENDMENT OF THE RESTATED ARTICLES OF INCORPORATION
                  TO REDUCE PAR VALUE TO $1.00 PER SHARE

     The Board of Directors proposes to amend the Corporation's Restated Articles of Incorporation as appropriate to reduce the par value of the Corporation's Common Stock from $10.00 per share to $1.00 per share. The purpose of the amendment is to enhance the comparability of the financial and other information reported by the Corporation and its industry peers. The concept of par value no longer has any legal significance under the Michigan Business Corporation Act, as amended (the "Michigan Act").

     As of February 6, 1998, 10,774,463 authorized shares of Common
Stock were issued and outstanding.   The Board of Directors believes that
the current par value of the Corporation's Common Stock is significantly higher than the par values of the stocks of many of the financial institutions to which the Corporation and others compare the financial results of the Corporation. Although the concept of par value has no legal significance under the Michigan Act, par value can continue to cause certain corporate actions to affect the structure of the Corporation's capital accounts. By having a relatively high par value for its Common Stock, certain actions such as stock splits can have a greater impact on the structure of the Corporation's capital accounts than the identical actions would have upon other financial institutions having lower par values for their stocks. The Board of Directors believes that such distinctions resulting solely due to differences in the levels of par value are artificial. The Board of Directors therefore believes that it is advisable to reduce the par value of the Corporation's Common Stock to enhance the comparability of the financial and other information reported by the Corporation and its industry peers.

     The Corporation's Restated Articles of Incorporation would be amended as appropriate so that any reference to the par value of Common Stock in the Restated Articles of Incorporation would be changed from $10.00 per share to $1.00 per share. The change will not require shareholders to surrender or exchange existing stock certificates.

     The affirmative vote of holders of a majority of the outstanding shares entitled to vote at the annual meeting is required to approve the proposed amendment to the Corporation's Restated Articles of Incorporation. For the purpose of counting votes on this proposal, abstentions, broker non-votes and other shares not voted have the same effect as a vote against the proposal.

               YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
              APPROVAL OF THE AMENDMENT TO THE CORPORATION'S
                    RESTATED ARTICLES OF INCORPORATION


                             VOTING SECURITIES

     Listed below is the only shareholder of the Corporation known by management to have been the beneficial owner of 5% or more of the outstanding shares of Common Stock as of February 6, 1998:

                                      AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP<F1>
                                      ---------------------------------------------
        NAME AND ADDRESS                 SOLE VOTING      SHARED VOTING      TOTAL
          OF BENEFICIAL               AND DISPOSITIVE     OR DISPOSITIVE   BENEFICIAL    PERCENT OF
      OWNER OF COMMON STOCK                POWER            POWER<F2>      OWNERSHIP       CLASS
      ---------------------           ---------------     --------------   -----------   ----------
Chemical Bank and Trust Company          764,634             161,809          926,443       8.55%
  Trust Department<F3>
  333 E. Main Street
  Midland, MI 48640

     The following table sets forth information regarding beneficial ownership of Common Stock by each director and nominee for director, each named executive officer and all directors and executive officers as a group as of February 6, 1998:

                                    AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP<F1>
                                    ---------------------------------------------
                                      SOLE VOTING        SHARED VOTING       TOTAL
  NAME OF BENEFICIAL                AND DISPOSITIVE      OR DISPOSITIVE    BENEFICIAL      PERCENT OF
 OWNER OF COMMON STOCK                   POWER             POWER<F2>       OWNERSHIP         CLASS
 ---------------------              ---------------      --------------    ----------      ----------
L. E. Burks                             28,907<F4>         51,202<F5>       80,109<F4><F5>    <F*>
J. A. Currie                            66,796             10,122           76,918            <F*>
M. L. Dow                               60,623             53,589<F6>      114,212<F6>        1.05%
B. M. Groom                             21,334<F4>         10,726           32,060<F4>        <F*>
L. A. Gwizdala                          21,792<F4>         13,210           35,002<F4>        <F*>
T. F. Moore                              2,962              2,137            5,099            <F*>
A. J. Oliver                            76,229<F4>             --           76,229<F4>        <F*>
A. W. Ott                               59,486            302,267<F7>      361,753<F7>        3.34
F. P. Popoff                             5,049                 --            5,049            <F*>
D. B. Ramaker                            5,161<F5>             --            5,161<F4>        <F*>
L. A. Reed                               2,502             11,420           13,922            <F*>
W. S. Stavropoulos                       3,168            230,150<F8>      233,318<F8>        2.15
All directors and executive
  officers as a group                  379,700<F9>        455,113          834,813<F9>        7.70
---------------------------

<F*>Less than 1%

<F1> The numbers of shares stated are based on information furnished by each person listed and include shares personally owned of record by

                                      -11-

     that person and shares that, under applicable regulations, are considered to be otherwise beneficially owned by that person. Under these regulations, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power or dispositive power with respect to the security. Voting power includes the power to vote or direct the voting of the security. Dispositive power includes the power to dispose or direct the disposition of the security. A person will also be considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within 60 days. Shares held in various fiduciary capacities through the trust department of Chemical Bank are not included unless otherwise indicated. The Corporation and the directors and officers of the Corporation and of Chemical Bank disclaim beneficial ownership of shares held by the trust department in fiduciary capacities.

<F2> These numbers include shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust, or other contract or property right, and shares held by spouses and children over whom the listed person may have influence by reason of relationship. Shares held in fiduciary capacities by the trust department of Chemical Bank are not included unless otherwise indicated. The directors and officers of the Corporation may, by reason of their positions, be in a position to influence the voting or disposition of shares held in trust by Chemical Bank to some degree, but disclaim beneficial ownership of these shares.

<F3> These numbers consist of certain shares held in various fiduciary capacities through the trust department of Chemical Bank. Although Chemical Bank has voting or dispositive powers with respect to these shares, it is the trust department's policy to transfer voting rights by proxy to the beneficiaries whenever possible. Chemical Bank also holds in various fiduciary capacities a total of 1,197,855 shares of Common Stock over which it does not have voting or dispositive power and which are not included in these numbers. Although Messrs. Burks, Groom and Ramaker are members of Chemical Bank's Trust Investment Committee, they disclaim beneficial ownership of shares held by the trust department in a fiduciary capacity. The Corporation and the directors and officers of the Corporation and Chemical Bank also disclaim beneficial ownership of shares held by the trust department in a fiduciary capacity.

<F4> These numbers include shares that executive officers of the
     Corporation have the right to acquire through the exercise of stock options within 60 days from February 6, 1998 as follows: Mr. Burks - 5,721 shares, Mr. Groom - 16,891 shares, Ms. Gwizdala - 21,348 shares, Mr. Ramaker - 3,514 shares and Mr. Oliver - 12,594 shares.


                                      -12-

<F5> These numbers include 33,093 shares which the Charles J. Strosacker
     Foundation owned as of February 6, 1998. Mr. Burks is a trustee, treasurer and member of the Investment Committee of that foundation. Mr. Burks has no beneficial interest in the shares owned by the foundation and disclaims beneficial ownership of these shares.

<F6> These numbers include 48,234 shares owned by two trusts as of February
     6, 1998, of which Mr. Dow is a trustee. Mr. Dow disclaims beneficial ownership of these shares.

<F7> These numbers include 230,150 shares which the Rollin M. Gerstacker
     Foundation owned and 40,617 shares owned by the Elsa U. Pardee Foundation, as of February 6, 1998. Mr. Ott is a trustee and treasurer of both of these foundations. Mr. Ott has no beneficial interest in the shares owned by the foundations and disclaims beneficial ownership of these shares.

<F8> These numbers include 230,150 shares which the Rollin M. Gerstacker
     Foundation owned as of February 6, 1998. Mr. Stavropoulos is a trustee of that foundation. Mr. Stavropoulos has no beneficial interest in the shares owned by the foundation and disclaims beneficial ownership of these shares.

<F9> These numbers include 69,284 shares that the executive officers of the
     Corporation have the right to acquire presently or within 60 days from February 6, 1998, through the exercise of stock options granted by the Corporation.


             COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Corporation has standing Audit, Pension and Compensation
Committees of the Board of Directors. The Corporation does not have a nominating committee.

     The Audit Committee, composed of Mr. Dow, Chairman, and Messrs. Currie, Moore, Popoff, Reed and Stavropoulos, met two times during 1997. This committee recommends a firm of independent public accountants to be appointed by the Board; consults with the independent public accountants and the internal auditors with regard to the adequacy of internal controls and the quality of ongoing operations; reviews with the independent public accountants significant accounting matters and policies, the proposed plan of audit and the results of their audit; and submits a formal annual report to the Board of Directors covering the adequacy, effectiveness and efficiency of the internal systems of control and the quality of ongoing operations.

     The Pension Committee, composed of Mr. Popoff, Chairman, and Messrs. Dow, Ott and Stavropoulos, met once during 1997. This committee oversees the administration of the Corporation's employees' pension plan.

     The Compensation Committee, composed of Mr. Popoff, Chairman, and Messrs. Currie, Dow, Reed and Stavropoulos, met once during 1997. This committee reviews salaries, bonuses and other compensation of all officers of the Corporation, administers the Corporation's stock option plans and makes recommendations to the Board regarding the awards of stock options under these plans.

     The Board of Directors meets regularly each month for approximately two hours. There were a total of twelve meetings in 1997. All directors attended 75% or more of the aggregate of Board and applicable committee meetings of which they were members during 1997, except for Mr.
Starvropoulos.


             COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

     The following table provides information concerning the compensation earned during each of the three years in the period ended December 31, 1997, by the Chief Executive Officer and each of the Corporation's other executive officers whose total annual salary and bonus for 1997 exceeded $100,000:

                        SUMMARY COMPENSATION TABLE
                                                                            LONG TERM COMPENSATION
                                                                        ---------------------------------
                                         ANNUAL COMPENSATION                    AWARDS            PAYOUTS
                                    ----------------------------------  ----------------------    -------
                                                                                    NUMBER OF
    NAME AND                                                 OTHER      RESTRICTED    SHARES
    PRINCIPAL                                                ANNUAL       STOCK     UNDERLYING     LTIP        ALL OTHER
    POSITION              YEAR      SALARY       BONUS    COMPENSATION    AWARDS     OPTIONS      PAYOUTS   COMPENSATION<F1>
    --------              ----      ------       -----    ------------    ------     -------      -------   ----------------
Aloysius J. Oliver        1997     $140,000     $35,150                               2,100                     $   60
 Chief Executive          1996       94,000      25,150                               4,410                         60
 Officer and Presi-       1995       87,700      20,150                                                             60
 dent of the
 Corporation






                                      -14-

David B. Ramaker          1997     $130,000     $30,150                               2,100                     $  468
 President and            1996       90,000      16,150                               4,410                        417
 Chief Executive          1995       82,000       5,650                                                            401
 Officer of Chemical
 Bank and Executive
 Vice President and
 Secretary of the
 Corporation

Lawrence E. Burks         1997     $123,000     $25,150                                                         $   60
 Vice Chairman of         1996      118,500      23,150                                                             60
 Chemical Bank            1995      114,000      21,150                                                             60

Bruce M. Groom            1997     $ 97,500     $24,150                                                         $1,203
 Senior Vice Presi-       1996       94,000      21,150                               2,205                      1,275
 dent and Senior          1995       90,300      19,150                                                            875
 Trust Officer of
 Chemical Bank

Lori A. Gwizdala          1997     $ 90,000     $28,150                               2,100                     $  294
 Senior Vice Presi-       1996       76,000      23,150                               2,205                        247
 dent, Chief Finan-       1995       70,000      19,150                                                            228
 cial Officer and
 Treasurer of the
 Corporation

_________________
<F1> Dollar value of term life insurance premiums paid by the Corporation.

     The following table sets forth information concerning stock options granted to the specified individuals during the last fiscal year:

                     OPTION GRANTS IN LAST FISCAL YEAR
                                                                                    POTENTIAL REALIZABLE VALUE
                                                                                     AT ASSUMED ANNUAL RATES
                        NUMBER OF   PERCENT OF TOTAL                                      OF STOCK PRICE
                         SHARES        OPTIONS                                        APPRECIATION FOR OPTION
                       UNDERLYING      GRANTED TO       EXERCISE                               TERM
                         OPTIONS      EMPLOYEES IN       PRICE       EXPIRATION     --------------------------
NAME                   GRANTED<F1>    FISCAL YEAR     PER SHARE<F1>     DATE           0%     5%        10%
-------------------    -----------  ----------------  -------------  ----------     --------------------------
Aloysius J. Oliver        2,100         29.63%          $38.93       11/17/2007        $0   $51,408   $130,284

David B. Ramaker          2,100         29.63            38.93       11/17/2007         0    51,408    130,284

Lori A. Gwizdala          2,100         29.63            38.93       11/17/2007         0    51,408    130,284
                                      -15-

__________________
<F1> The per share exercise price of each option is equal to the market value of Common Stock on the date each option is granted. The outstanding options were granted for a term of 10 years. Options terminate, subject to certain limited exercise provisions, in the event of death, retirement or other termination of employment. All options are exercisable one year from the date of grant, except for Mr. Ramaker's, which are exercisable three years from the date of grant. All options permit the option price to be paid by delivery of cash or other shares of Common Stock owned by the option holder, including shares acquired through the exercise of other options. The number of shares underlying options and the exercise price have been adjusted to reflect a 5% stock dividend distributed December 30, 1997.

     The following table provides information concerning options exercised during 1997 and unexercised options held as of December 31, 1997, by the listed individuals:

            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION VALUES
                                                                NUMBER OF SHARES                VALUE OF UNEXERCISED
                         NUMBER OF                           UNDERLYING UNEXERCISED                 IN-THE-MONEY
                      SHARES ACQUIRED                      OPTIONS AT FISCAL YEAR-END       OPTIONS AT FISCAL YEAR-END<F2>
                            ON                             --------------------------       ------------------------------
    NAME               EXERCISE<F1>   VALUE REALIZED     EXERCISABLE      UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
    ----               ------------   --------------     -----------      -------------     -----------      -------------
Aloysius J. Oliver        2,625          $51,385           12,594             2,100          $238,681          $ 12,225
David B. Ramaker            525           15,470            3,514            10,767           108,911           145,296
Lawrence E. Burks           154            3,941            5,721                             128,768
Bruce M. Groom              525           16,927           16,891                             446,478
Lori A. Gwizdala          2,835           71,434           24,171             2,100           640,282            12,225

_______________

<F1> The number of shares shown is the gross number of shares covered by options exercised. Officers may deliver other shares owned in payment of the option price and shares may be withheld for tax withholding purposes, resulting in a smaller net increase in their share holdings.

<F2> The values reported are based on a fair market value of $44.75 per share, the closing bid price of Common Stock on The Nasdaq Stock Market on December 31, 1997.

     STOCK OPTION PLANS. The Chemical Financial Corporation 1987 Award and Stock Option Plan ("1987 Plan") and the Stock Incentive Plan of 1997 ("1997 Plan") provide for awards of nonqualified stock options, incentive stock options, stock appreciation rights, or a combination thereof.

     The 1997 Plan was approved by the shareholders at the April 21, 1997 annual meeting of shareholders. At the April 20, 1992 annual meeting of shareholders, the shareholders voted to increase the authorized shares issuable under the 1987 Plan by 100,000 shares and extend the Plan to April 20, 1997. As of December 31, 1997, there were options outstanding to purchase 341,257 shares of the Corporation's Common Stock under the 1997 and 1987 Plans, and 517,913 shares available for future awards under the 1997 Plan.

     Key employees of the Corporation and its subsidiaries, as the Compensation Committee of the Board of Directors may select from time to time, are eligible to receive awards under the 1997 Plan. No employee of the Corporation may receive any awards under the 1997 Plan while the employee is a member of the Compensation Committee.

     The plans provide that the option price of incentive stock options awarded shall not be less than the fair market value of Common Stock on the date of grant. Historically, options granted under the plans are first exercisable from one to five years from the date of grant, at the discretion of the Compensation Committee, and expire not later than ten years and one day after the date of grant. Options granted may be designated nonqualified stock options or incentive stock options. Options granted may include stock appreciation rights that entitle the recipient to receive cash or a number of shares of Common Stock without payment to the Corporation that have a market value equal to the difference between the option price and the market price of the total number of shares awarded under the option at the time of exercise of the stock appreciation right. The plans provide, at the discretion of the Corporation Committee, that payment for exercise of an option may be made in the form of shares of stock of the Corporation having a fair market value equal to the exercise price of the option at the time of exercise, or in cash. The plans also provide for the payment of the required tax withholding generated upon the exercise of a nonqualified stock option in the form of shares of stock of the Corporation having a fair market value equal to the amount of the required tax withholding at the time of exercise, upon prior approval and at the discretion of the Compensation Committee.

     PENSION PLAN. The Corporation and its subsidiaries make annual contributions to the Chemical Financial Corporation Employees' Pension Plan ("Pension Plan"), which is a defined benefit plan qualified under the Internal Revenue Code of 1986, as amended (the "Code"). The Corporation has the authority to terminate the Pension Plan at any time. Sections 401(a)(17) and 415 of the Code limit the annual benefits that may be paid from a tax-qualified retirement plan. As permitted by the Employee Retirement Income Security Act of 1974, the Corporation has established a supplemental pension plan that provides for the payment to certain executive officers of the Corporation, as determined by the Compensation Committee, benefits to which they would have been entitled, calculated under the provisions of the Pension Plan, as if the limits imposed by the Code did not apply.

     The following table shows the estimated combined annual pension benefits that would be payable under the Pension Plan and supplemental pension plan to salaried employees, including the named executive officers, at the various salary levels with the number of years of credited service under the Pension Plan listed in the table upon normal retirement in 1998. The "Average Remuneration" is the average annual base salary, excluding any bonus, for the five highest consecutive years during the ten years preceding the date of retirement.

                            PENSION PLAN TABLE

                                                   YEARS OF SERVICE
                             -----------------------------------------------------------
                                                                                  30 OR
    AVERAGE REMUNERATION        10           15           20           25          MORE
    --------------------     -------      -------      -------      -------      -------
        $ 70,000             $12,118      $18,176      $24,234      $30,293      $36,351
          80,000              14,017       21,026       28,034       35,043       42,051
          90,000              15,917       23,876       31,834       39,793       47,751
         100,000              17,818       26,726       35,634       44,543       53,451
         110,000              19,717       29,576       39,434       49,293       59,151
         125,000              22,567       33,851       45,134       56,418       67,701
         150,000              27,317       40,976       54,634       68,293       81,951
         175,000              32,068       48,101       64,134       80,168       96,201

     The Pension Plan covers the annual base salary of all salaried employees as of January 1 of each year. Upon retirement at age 65, a retiree will receive an annual benefit of 1.52% of his or her average annual base salary for the five highest consecutive years during the ten years preceding his or her date of retirement, plus .38% of average annual pay in excess of covered compensation, multiplied by the retiree's number of years of credited service (subject to a maximum of 30 years). Benefits at retirement ages under 65 are also determined based upon length of service and pay, as adjusted in accordance with the Pension Plan. The Pension Plan provides for vesting of benefits after attaining five years of service, for disability and death benefits and for optional joint and survivor benefits for the employee and his or her spouse.

     The amount shown under the caption "Salary," excluding the amount shown under the caption "Bonus," in the Summary Compensation Table in this Proxy Statement is representative of the most recent calendar year compensation used in calculating average remuneration under the Pension Plan. As of December 31, 1997, Mr. Oliver had 30 years of credited service (the maximum) under the Pension Plan, Mr. Ramaker had 8.2 years, Mr. Burks had 24.8 years, Mr. Groom had 12.7 years and Ms. Gwizdala had 13 years of credited service under the Pension Plan.

     The retirement benefits shown in the preceding Pension Plan Table are based on the assumption that an employee retires in 1998 at normal retirement age and will elect a benefit for his or her life with 120 monthly payments guaranteed. If the employee were to elect a benefit payable to a surviving spouse of 50% or more of the employees' retirement benefit or for the employees' life only, the retirement benefit for the employee would be adjusted. The benefits listed in the Pension Plan Table are not subject to a deduction for Social Security or any other offset amount.

     DIRECTOR COMPENSATION. During 1997, the Corporation paid director fees of $700 per meeting attended and committee fees of $350 per meeting attended to all of its directors who were not regular salaried employees of the Corporation. Regular salaried employees of the Corporation or its subsidiaries do not receive fees for serving on, or attending meetings of, the Board of Directors of the Corporation or its subsidiaries or meetings of any of their committees.

     The Board of Directors has adopted the Chemical Financial Corporation Plan for Deferral of Directors' Fees. This plan is available to all directors of the Corporation and its subsidiaries who receive fees. Under the plan, directors must elect before December 31 of each year to defer either 50% or 100% of fees to be earned in the following year. These fees will be paid out in any number of calendar years from one to ten commencing during or following the year the director ceases to be a director or the year after the director attains age 70. During the deferral period, the plan provides that the Corporation shall accrue to the directors' credit interest on the accumulated amount of deferred fees at the rate paid by Chemical Bank on a variable rate money market savings account.

     Effective December 31, 1996, the Corporation entered into a Retirement Agreement with Mr. Ott. Under that agreement, the Corporation agreed to pay Mr. Ott an annual salary of $50,000 and provide group health benefits consistent with those available under Chemical's retiree medical and dental plan. Mr. Ott agreed to continue to serve as Chairman of the Board of Directors of the Corporation and Chemical Bank and as a director of Chemical Bank Thumb Area through December 31, 1997. Mr. Ott also agreed to a covenant not to compete with the Corporation as long as payments were being made to him under the agreement. The Corporation has renewed this agreement with Mr. Ott for the 1998 fiscal year, although under the renewal Mr. Ott is not required to continue as a director of Chemical Bank Thumb Area.


          COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Corporation's Board of Directors reviews and determines the Corporation's compensation programs, including individual salaries of executive and senior officers. The Compensation Committee is composed of Messrs. Currie, Dow, Popoff, Reed and Stavropoulos. All members are non-employee directors of the Corporation.

     Under the supervision of the Compensation Committee, the Corporation has developed and implemented compensation plans which seek to align the financial interests of the Corporation's senior officers with those of its shareholders. The Corporation's executive compensation program is comprised of three primary components: base salary, annual cash incentive bonus opportunities and longer-term incentive opportunities in the form of stock option awards.

     To attract and retain officers with exceptional abilities and talent, annual base salaries are set to provide competitive levels of compensation recognizing individual performance and achievements. Annual cash incentive bonuses are used to reward senior officers for individual performance, accomplishments and achievement of annual business targets. A significant portion of potential career compensation is linked to corporate performance through stock option awards.

     The Compensation Committee determines the annual base salary, incentive bonus and stock option awards for the Chief Executive Officer. Annual base salary, incentive bonus and stock option awards with respect to the Corporation's other senior officers are recommended by the Chief Executive Officer to, and ultimately determined by, the Compensation Committee. All other senior executives of the Corporation are eligible to participate in the same executive compensation plans that are available to the Chief Executive Officer.

     In evaluating the performance of and determining the annual base salary, incentive bonus and stock option awards for the Chief Executive Officer and other senior management, the Compensation Committee takes into account management's contribution to the long-term success of the Corporation. The Compensation Committee considers return to shareholders to be primary in measuring financial performance. The philosophy of the Corporation is to maximize long-term return to shareholders consistent with its commitments to maintain the safety and soundness of the institution and provide the highest possible level of service at a fair price to the customers and communities that it serves. The Compensation Committee has taken these subjective and qualitative factors into account, along with other quantitative measures of corporate performance, in establishing the annual salary, incentive bonus and stock option awards for the Chief Executive Officer and the Corporation's other senior management, giving at least equal weight to the subjective and qualitative factors and no particular weight to any given factor. The determination of the size of stock option awards is based upon a subjective analysis of each recipient's position within the organization, his or her individual performance and his or her growth potential within the organization. The number of stock option awards previously granted to a recipient is not a factor considered in the determination of the grant of a new stock option award.

     The Compensation Committee primarily considers five quantitative measures of corporate performance in establishing the compensation to be paid to the Chief Executive Officer and the Corporation's other senior management. These measures of performance are: (i) after-tax earnings per share and earnings per share growth; (ii) the level of net loan losses;
(iii) capital position; (iv) targeted as compared to actual annual operating performance; and (v) the Corporation's annual performance and financial condition as compared to that of its Federal Reserve Bank peer group. These measures were considered by the Compensation Committee in determining each component of executive compensation, although no particular weight was given to any specific factor.

     Mr. Oliver's base salary for 1997 was established at the beginning of the year to provide a competitive level of compensation and took into account corporate performance through December 31, 1996. The Corporation's performance during 1996 exceeded both its targeted goals and that of its Federal Reserve Bank peer group.

     Mr. Oliver's 1997 incentive bonus was established at the end of the year based upon performance of the Corporation during 1997. The Corporation's net income in 1997 exceeded targeted performance for 1997. The Corporation achieved record earnings in 1997. In 1997, the Corporation's earnings per share increased 8.3% over 1996 earnings per share. Return on assets increased to 1.38% in 1997, compared to 1.30% in 1996. The Corporation achieved record earnings in 1997, even though the Corporation added $752,000 to the reserve for future possible loan losses, bringing the balance in the reserve to $17.4 million at December 31, 1997, or 2.05% of total loans. Nonperforming loans represented .36% of total loans outstanding as of December 31, 1997.

     During 1997, the named executive officers were granted stock options to purchase the following numbers of shares of Common Stock (adjusted for the 5% stock dividend paid on December 30, 1997): Mr. Oliver - 2,100 shares, Mr. Ramaker - 2,100 shares and Ms. Gwizdala - 2,100 shares. The Compensation Committee granted stock options to purchase a total of 7,087 shares of Common Stock to executive and other officers of the Corporation and its subsidiaries during 1997.

     In 1993, Congress amended the Code to add Section 162(m). This section provides that publicly held corporations may not deduct compensation paid to certain executive officers in excess of $1 million annually, with certain exemptions. The Compensation Committee has examined the Corporation's executive compensation policies in light of Section 162(m) and the regulations that have been adopted to implement that section.
It is not expected that any portion of the Corporation's deduction for employee remuneration will be disallowed in 1998 or in future years by reason of actions expected to be taken in 1998.

     During 1997, all recommendations of the Compensation Committee were unanimously approved by the Board of Directors without modification.

     Submitted by the Compensation Committee of the Board of Directors:

     Frank P. Popoff, Chairman   Michael L. Dow     William S. Stavropoulos
     James A. Currie             Lawrence A. Reed

                  FIVE-YEAR SHAREHOLDER RETURN COMPARISON

     The following line graph compares the Corporation's cumulative total shareholder return on its Common Stock over the last five years, assuming the reinvestment of dividends, to the Standard and Poor's ("S&P") 500 Stock Index and the KBW 50 Index. Both of these indices are also based upon total return (including reinvestment of dividends) and are market-capitalization-weighted indices. The S&P 500 Stock Index is a broad equity market index published by Standard and Poor's. The KBW 50 Index is published by Keefe, Bruyette & Woods, Inc., an investment banking firm that specializes in the banking industry. The KBW 50 Index is composed of 50 money center and regional bank holding companies. The line graph assumes $100 was invested on December 31, 1992.

                                  [GRAPH]

     The dollar values for total shareholder return plotted in the graph above are shown in the table below:

                              CHEMICAL                  S&P
                              FINANCIAL     KBW 50      500
               DECEMBER 31   CORPORATION    INDEX      INDEX
               -----------   -----------    -----      -----
                  1992         $100.0       $100.0     $100.0
                  1993          118.4        105.5      110.1
                  1994          117.9        100.2      111.5
                  1995          173.8        160.4      153.5
                  1996          191.3        226.9      188.7
                  1997          233.0        331.7      251.6

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Directors, officers, principal shareholders and their associates were customers of, and had transactions (including loans and loan commitments) with, the Corporation's banking subsidiaries in the ordinary course of business during 1997. All such loans and commitments were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than a normal risk of collectibility or present other unfavorable features. Similar transactions may be expected to take place in the ordinary course of business in the future. None of these loan relationships presently in effect are in default as of the date of this Proxy Statement.


          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires directors, officers and persons beneficially owning more than 10% of the Corporation's Common Stock to file reports of ownership and changes in ownership of shares of Common Stock with the Securities and Exchange Commission. Directors, officers and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish the Corporation with copies of all Section 16(a) reports they file. Based upon its review of copies of Section 16(a) reports provided to it, or written representations from certain reporting persons that no Form 5 reports were required, the Corporation believes that, from January 1 through December 31, 1997, all applicable filing requirements were satisfied.


                   DIVIDEND REINVESTMENT PROGRAM SHARES

     If a shareholder is enrolled in the Corporation's Dividend Reinvestment Program, the enclosed proxy card covers: (1) all shares of Common Stock owned directly by the shareholder at the record date, and (2) all shares of Common Stock held for the shareholder in the Dividend Reinvestment Program at that time. Harris Trust and Savings Bank, as the shareholder's agent under the Dividend Reinvestment Program, will vote any Common Stock held by it under the program in accordance with the shareholder's written direction as indicated on the proxy card. All such shares will be voted the way the shareholder directs. If no specific instruction is given on a returned proxy, Harris Trust and Savings Bank will vote as recommended by the Board of Directors.

                     PROPOSALS FOR 1999 ANNUAL MEETING

     Proposals of shareholders intended to be presented at the 1999 annual meeting of shareholders of the Corporation must be made in accordance with Securities and Exchange Commission Rule 14a-8 and must be received by the Corporation by November 6, 1998, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.


                      INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP served as the independent public accountants for the Corporation for 1997 and, pursuant to the recommendation of the Audit Committee, the Board of Directors reappointed them for the 1998 fiscal year. In accordance with prior practice, representatives of Ernst & Young LLP are expected to be present at the annual meeting of shareholders, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.


                               OTHER MATTERS

     Management does not intend to present to the meeting any business other than the election of directors and the proposals for approval of amendments to the Restated Articles of Incorporation to increase the number of authorized shares of Common Stock and to change the par value of Common Stock. If any matter not known to management at the time this Proxy Statement was being prepared should be presented for action at the meeting, the enclosed proxy will be voted in accordance with the judgment of the persons named as proxies with respect to that matter.

                              By Order of the Board of Directors


                              David B. Ramaker
                              Secretary
March 6, 1998

     PROXY NO. SHARES IN YOUR NAME REINVESTMENT SHARES




[CHEMICAL FINANCIAL      The undersigned hereby appoints Michael L. Dow, Alan
CORPORATION LOGO]        W. Ott and Frank P. Popoff, jointly and severally,
                         proxies, with full power of substitution, to vote all
                         the shares of capital stock of CHEMICAL FINANCIAL
     PROXY FOR           CORPORATION which the undersigned may be entitled to
      ANNUAL             vote, including dividend reinvestment plan shares,
      MEETING            if any, held of record by the undersigned on
  APRIL 20, 1998         February 20, 1998, at the Annual Meeting of
                         Shareholders of Chemical Financial Corporation to be held at the Midland Center for the Arts, 1801 W. St.
                         Andrews, Midland, MI, on Monday, April 20, 1998, and at any adjournments thereof, such proxies being directed to vote as specified on the reverse side of this card or, if no specification is made, FOR the election of all nominees listed for directors, FOR approval of the amendment to the Restated Articles of Incorporation to change par value to $1.00 per share, FOR approval of the amendment to increase authorized capital to 18,000,000 shares and in accordance with their discretion on such other matters that may come before the meeting.

                                   Please date this Proxy and sign exactly
                                   as your name or names appear on the
                                   card.  If you are acting in a
                                   representative capacity as attorney,
                                   executor, administrator, trustee, or
                                   guardian, please sign name and title.

                                   Dated: ________________________, 1998


     CONTINUED ON                  ________________________________________
     REVERSE SIDE                  Signature

                                   ________________________________________
                                   Signature

                   [CHEMICAL FINANCIAL CORPORATION LOGO]


     THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        OF THE CORPORATION FOR THE ANNUAL MEETING - APRIL 20, 1998

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN THE REVERSE SIDE; NO BOXES NEED BE CHECKED. TO WITHHOLD AUTHORITY TO VOTE OR TO OTHERWISE VOTE DIFFERENTLY, PLEASE INDICATE YOUR SPECIFICATIONS BELOW.
---------------------------------------------------------------------------

[ ] FOR all nominees listed below                    [ ] AUTHORITY WITHHELD

JAMES A. CURRIE          ALOYSIUS J. OLIVER       LAWRENCE A. REED
MICHAEL L. DOW           ALAN W. OTT              WILLIAM S. STAVROPOULOS
TERENCE F. MOORE         FRANK P. POPOFF


(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above)

---------------------------------------------------------------------------
Approval of amendment to Restated Articles of Incorporation
   to change par value to $1.00 per shares   FOR [ ]  AGAINST [ ]  ABSTAIN [ ]

Approval of amendment to Restated Articles of Incorporation to increase capital to 18,000,000 shares FOR [ ] AGAINST [ ] ABSTAIN [ ]

---------------------------------------------------------------------------

WHERE A VOTE IS NOT SPECIFIED, THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS PROXY FOR THE ELECTION OF ALL NOMINEES LISTED FOR DIRECTORS, FOR APPROVAL OF THE AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION TO CHANGE PAR VALUE TO $1.00 PER SHARE, FOR APPROVAL OF THE AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED CAPITAL TO 18,000,000 SHARES AND IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

---------------------------------------------------------------------------
                                             [ ] Please place a check
                                                 here if you plan to attend
                                                 the Annual Meeting.